                                                        EXECUTION COPY
                                                        --------------

--------------------------------------------------------------------------------



                         PHYSICIANS QUALITY CARE, INC.
                        CLASS B COMMON STOCK AND WARRANT
                               PURCHASE AGREEMENT

                                August 30, 1996



--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS


                                                                            Page
                                                                            ----
1.  Authorization of Class B Common Stock: Purchase and Sale of Class B
    Common Stock..............................................................5
    1.1.  Authorization of Class B Common Stock...............................5
    1.2.  Purchase and Sale of the Class B Common Stock and Warrants..........5
    1.3.  The Closings........................................................6
2.  Representations and Warranties of the Company.............................9
    2.1.  Organization and Corporate Power....................................9
    2.2.  Authorization.......................................................9
    2.3.  Capitalization......................................................9
    2.4.  Subsidiaries.......................................................11
    2.5.  Financial Statements...............................................12
    2.6.  Absence of Undisclosed Liabilities.................................13
    2.7.  Absence of Certain Developments....................................13
    2.8.  Title to Properties................................................14
    2.9.  Tax Matters........................................................15
    2.10. Contracts and Commitments..........................................15
    2.11. No Defaults........................................................15
    2.12. Intellectual Property..............................................16
    2.13. Effect of Transactions.............................................16
    2.14. No Governmental Consent or Approval Required.......................16
    2.15. Litigation.........................................................17
    2.16. Securities Laws....................................................17
    2.17. Business...........................................................17
    2.18. Brokerage..........................................................18
    2.19. Employees..........................................................18
    2.20. Insurance..........................................................18
    2.21. Environmental and Safety Laws......................................19
    2.22. Benefit Plans......................................................22
    2.23. Transactions with Affiliates.......................................23
    2.24. Books and Records..................................................23
    2.25. Initial Acquisition................................................24
    2.26. Regulatory Matters.................................................24
    2.27. Material Facts.....................................................25
3.  Representations and Warranties and other Agreements of the Investors.....26
    3.1.  Representations and Warranties.....................................26
    3.2.  Further Limitations on Disposition.................................27
    3.3.  Legends............................................................28
4.  Conditions to the Investors' Obligations at the Initial Closing A........28
    4.1.  Representations and Warranties.....................................28
    4.2.  Performance........................................................29
    4.3.  Compliance Certificate.............................................29
    4.4.  Restated Certificate of Incorporation..............................29


    4.5.  Qualifications; Consents...........................................29
    4.6.  Proceedings and Documents..........................................29
    4.7.  Stockholders Agreement.............................................29
    4.8.  Opinion of Company Counsel.........................................29
    4.9.  Secretary's Certificate............................................29
    4.10. Due Diligence......................................................30
    4.11. Material Adverse Change............................................30
    4.12. Initial Acquisition................................................30
    4.13. MCP Agreements.....................................................30
    4.14. Conversion Series A Preferred Stock................................30
    4.15. Key Employees......................................................30
    4.16. Management Fees....................................................30
    4.17. Amendment to By-Laws...............................................31
    4.18. Termination of Existing Arrangements...............................31
5.  Conditions of the Company's Obligations at any Closings..................31
    5.1.  Representations and Warranties.....................................31
    5.2.  Payment of Purchase Price..........................................31
    5.3.  Other Agreements...................................................31
    5.4.  Qualifications; Consents...........................................31
6.  Conditions to the Investors, Obligations at the Initial B, Second, Third
    and Option Closings......................................................32
    6.1.  Representations and Warranties.....................................32
    6.2.  Performance........................................................32
    6.3.  Compliance Certificate.............................................32
    6.4.  Qualifications; Consents...........................................32
    6.5.  Proceedings and Documents..........................................33
    6.6.  Other Agreements...................................................33
    6.7.  Opinion of Company Counsel.........................................33
    6.8.  Secretary's Certificate............................................33
    6.9.  EBITDA.............................................................33
7.  Covenants and Agreements.................................................35
    7.1.  Financial and Other Information....................................35
    7.2.  Confidentiality....................................................37
    7.3.  Insurance..........................................................37
    7.4.  Use of Proceeds....................................................38
    7.5.  Payment of Taxes; Corporate Existence, Regulatory Compliance.......38
    7.6.  Dealings with Affiliates and Others................................39
    7.7.  Change in Nature of Business.......................................39
    7.8.  Payment of Expenses................................................39
    7.9.  Cooperation and Access.............................................39
    7.10. Allocation of Purchase Price.......................................40
    7.11. Conduct of Business................................................40
    7.12. Reservation of Shares..............................................40
    7.13. Compliance Program.................................................40
    7.14. Future Financings..................................................41
    7.15. Services Agreement.................................................43
    7.16. Payment of Employee Notes..........................................43


    7.17.  Period............................................................43
8.  Negative Covenants.......................................................43
9.  Definitions..............................................................43
    9.1.   Certain Defined Terms.............................................43
    9.2.   Certain Matters of Construction...................................51
    9.3.   Cross Reference Table.............................................51
10. Miscellaneous............................................................53
    10.1.  Survival of Covenants; Assignability of Rights....................53
    10.2.  Incorporation by Reference........................................53
    10.3.  Parties in Interest...............................................54
    10.4.  Amendments and Waivers............................................54
    10.5.  Governing Law.....................................................54
    10.6.  Effect of Investigations..........................................54
    10.7.  Notices...........................................................54
    10.8.  Effect of Headings................................................55
    10.9.  Entire Agreement..................................................55
    10.10. Severability......................................................55
    10.11. Counterparts......................................................55
    List of Exhibits and Schedules...........................................56


                         PHYSICIANS QUALITY CARE, INC.

                        CLASS B COMMON STOCK AND WARRANT
                               PURCHASE AGREEMENT

     This CLASS B COMMON STOCK PURCHASE AGREEMENT (the  "Agreement") is made
                                                         ----------
this 30th day of August, 1996 by and among PHYSICIANS QUALITY CARE, INC. a Delaware corporation (the "Company") and each of BAIN CAPITAL FUND V, L.P., a Delaware limited partnership, BAIN CAPITAL FUND V-B, L.P., a Delaware limited partnership, BCIP ASSOCIATES, a Delaware partnership, and BCIP TRUST ASSOCIATES, L.P., a Delaware limited partnership (each of whom individually is referred to herein as an "Investor" and collectively they are referred to as the
              --------
"Investors").

     THE PARTIES HERETO AGREE AS FOLLOWS:

1.   Authorization of Class B Common Stock; Purchase and Sale of Class B Common
     --------------------------------------------------------------------------
     Stock.
     -----

     1. 1. Authorization of Class B Common Stock. The Company has authorized
           -------------------------------------
the issue and sale of up to 7,328,599 shares of Class B-1 Common Stock, $.01 par value per share (the "Class B-1 Common Stock"), 4,671,401 shares of Class B-2
                      ------------------------
Common Stock, $.01 par value per share (the "Class B-2 Common Stock", and
                                             ----------------------
together with the Class B-1 Common Stock, the Class B Common Stock") to be
                                              ---------------------
issued under this Agreement and has authorized that number of shares of Class B Common Stock issuable, from time to time, under the Warrants defined below. The rights, privileges, and preferences of the Class B Common Stock are as set forth in the Restated Certificate of Incorporation, as amended and restated in the form attached to this Agreement as Exhibit B (the "Restated Certificate)".
                                                   ---------------------

     1.2. Purchase and Sale of the Class B Common Stock and Warrants. Subject
          ----------------------------------------------------------
to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investors and each such Investor, severally and not jointly, agrees to purchase from the Company (a) the number of shares of Class B-1 Common Stock or Class B-2 Common Stock, as the case may be (the "Shares") set forth opposite
                                                 ------
such Investor's name on Exhibit A hereto under the heading "Total Shares" and
(b) the number of warrants to purchase shares of Class B Common Stock (the "Warrants") set forth opposite such Investor's name on Exhibit A hereto under the heading "Total Warrants," in the form therefor attached hereto as Exhibit C, and subject to adjustment as provided herein. For purposes of this Agreement, shares of Class B Common Stock issued pursuant to the exercise of the Warrants shall be "Reserved Shares." The Warrants shall have an initial exercise price
          ---------------
of $2.50 per share. Such initial exercise price shall be subject to adjustment in accordance with the terms of the Warrants.

     1.3. The Closings. The purchase and sale of the Shares and Warrants will
          ------------
be made in installments (the "Installments") and the purchase of each
                              ------------
Installment will take place at one or more closings (the "Closings") at the
                                                          --------
offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other place as the parties shall mutually agree. At each Closing, the Company will deliver to each of the Investors (a) a certificate or certificates, registered in such Investor's name, representing the number of Shares to be acquired by such Investor pursuant to this Agreement at such Closing and (b) the number of Warrants to be acquired by such Investor pursuant to this Agreement at such Closing, upon receipt from the

Investors of payment in an amount equal to the amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial A Closing Payment," "Second Closing Payment", "Third Closing Payment," or "Option Closing Payment," as the case may be, in lawful money of the United States of America by wire transfer of immediately available funds to the Company.

         (a) The Initial Closings. The initial Closing (the "Initial Closing A")
             --------------------                            -----------------
     shall take place at 10:00 a.m. Boston time on August 30, 1996 or at such other time as the parties shall mutually agree. Upon the fulfillment of the conditions set forth in Sections 4 and 5 hereof, the Company shall sell and each Investor shall purchase the number of Shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial A Closing Number of Shares" and the number of Warrants set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial A Warrants." At Initial Closing A upon receipt from each Investor of a payment equal to the amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial A Closing Payment," the Company shall deliver to each Investor one or more certificates representing the total number of Shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial A Closing Number of Shares" and the Company shall deliver to the Investors Warrants to purchase the total number of shares of the Company's Class B Common Stock, as set forth opposite such Investor's name on Exhibit A under the heading "Initial A Warrants"; provided, however
                                                               --------  -------
     that in the event that on or prior to the Closing of the planned affiliation by the Company with a group of physicians in Baltimore, Maryland (the "Flagship Transaction") T. Rowe Price Threshold Fund (the "Threshold Fund") does not purchase 800,000 shares of Class A Common Stock at a purchase price of $2.50 per share, (which issuance to the Threshold Fund is hereby approved by the Investors) concurrently with the Closing of the Flagship Transaction, the Company shall sell and the Investors shall purchase, upon the fulfillment of the conditions set forth in Sections 5 and 6 hereof, 800,000 shares of Class B Common Stock and Warrants to purchase 1,154,000 shares of Class B Common Stock, each such Warrants issued on a proportionate basis to their ownership of the Initial A Closing Number of Shares and Initial A Warrants, at "Initial Closing B" at such Closings.

         (b) The Second Closing. The second Closing (the "Second Closing") shall
             ------------------                           --------------
     take place if requested by the Company on or prior to December 31, 1999, at such time and place as the parties shall mutually agree no earlier than 10 days after the date on which the Company's request is received by the Investors. Upon the fulfillment of the conditions set forth in Sections 5 and 6 hereof, at the Second Closing the Company shall sell and each Investor shall purchase the number of Shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Second Closing Number of Shares" and the number of Warrants set forth opposite such Investor's name on Exhibit A hereto under the heading "Second Closing Warrants." At the Second Closing upon receipt from each Investor of a payment equal to the amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Second Closing Payment," the Company shall deliver to each Investor one or more certificates representing the total number of Shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Second Closing Number of

Shares" and the Company shall deliver to the Investors Warrants to purchase the number of shares of the Company's Class B Common Stock as set forth opposite such Investor's name on Exhibit A under the heading "Second Closing Warrants," subject to adjustment as follows: in the event that as of the date of the Second Closing, (x) Net Sales for the immediately preceding Test Period exceed the Minimum Net Sales Target for the immediately preceding Test Period; and (y)
                                                                    ---
EBITDA for the immediately preceding Test Period exceeds the Minimum EBITDA Target for the immediately preceding Test Period, the aggregate number of shares issuable upon exercise of such Warrants shall be reduced by a number equal to the product obtained by multiplying (i) 3,000,000, subject to adjustment in accordance with Section 2 of the Warrant as if such Warrants had been issued on the date of the Initial Closing A, by (ii) the Applicable Percentage.

     (c) The Third Closing. The third Closing (the "Third Closing") shall take
         -----------------                          -------------
place if requested by the Company on or prior to December 31, 1999, at such time and place as the parties shall mutually agree no earlier than 10 days after the date on which the Company's request is received by the Investors. Upon the fulfillment of the conditions set forth in Sections 5 and 6 hereof, at the Third Closing the Company shall sell and each Investor shall purchase the number of shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Third Closing Number of Shares" and the number of Warrants set forth opposite such Investor's name on Exhibit A hereto under the heading "Third Closing Warrants." At the Third Closing upon receipt from each Investor of a payment equal to the amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Third Closing Payment," the Company shall deliver to each Investor one or more certificates representing the total number of Shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Third Closing Number of Shares" and the Company shall deliver to the Investors Warrants to purchase the number of shares of the Company's Class B Common Stock as set forth opposite such Investor's name on Exhibit A under the heading "Third Closing Warrants," subject to adjustment as follows: in the event that as of the date of the Third Closing, (x) Net Sales for the immediately preceding Test Period exceed the Minimum Net Sales Target for the immediately preceding Test Period; and (y) EBITDA for the immediately preceding Test Period exceeds the
        ---
Minimum EBITDA Target for the immediately preceding Test Period, the aggregate number of shares issuable upon exercise of such Warrants shall be reduced by a number equal to the product obtained by multiplying (i) 2,000,000, subject to adjustment in accordance with Section 2 of the Warrant as if such Warrants had been issued on the date of the Initial Closing A, by (ii) the Applicable Percentage.

     (d) The Option Closing. An additional closing (the "Option Closing") shall
         ------------------                              --------------
take place, if requested by the Investors, at any time prior to an initial public offering of the Company's securities, at such time and place as the parties shall mutually agree no earlier than 10 days after the date on which the Investor's request is received by the Company. Upon the fulfillment of the conditions set forth in Sections 5 and 6 hereof, at the Option Closing the Company shall sell and each Investor shall purchase the percentage of the total number of shares to be purchased at the Option Closing set forth opposite such Investor's name on Exhibit A hereto under the heading "Option
                   ---------                           ------

     Closing Number of Shares" and the number of Warrants set forth opposite
     ------------------------
     such Investor's name on Exhibit A hereto under the heading "Option Closing Warrants." At the Option Closing, upon receipt from each Investor of a payment equal to the amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Option Closing Payment," the Company shall deliver to each Investor one or more certificates representing the total number of Shares set forth opposite such Investor's name on Exhibit A under the heading "Option Closing Number of Shares" and the Company shall deliver to the Investors Warrants to purchase the number of shares of the Company's Class B Common Stock as set forth opposite such Investor's name on Exhibit A under the heading "Option Closing Warrants"; provided, that if
                                                               --------  ----
     Initial Closing B has occurred, the Company shall deliver to the Investors the number of shares set forth opposite such Investor's name on Exhibit A hereto under the heading "Option Closing Number of Shares" less the number
                                                                ----
     of shares issued to such Investor at Initial Closing B, Warrants to purchase the aggregate number of shares of the Company's Class B Common Stock equal to the amounts set forth opposite such Investor's name on Exhibit A under the heading "Option Closing Warrants" less the number of
                                                           ----
     Warrants issued to such Investor at Initial Closing B; and the Option Closing Payment shall be reduced for each Investor by the amount paid by such Investor at Initial Closing B.

2.   Representations and Warranties of the Company.
     ---------------------------------------------

     In order to induce the Investors to enter into this Agreement and to purchase the Shares hereunder, the Company hereby represents and warrants to each Investor that:

      2.1.  Organization and Corporate Power.  Each of the Company and Medical
            --------------------------------
Care Partners, P.C., a professional corporation organized under the laws of The Commonwealth of Massachusetts ("MCP"), is a corporation duly organized, validly
                                ---
existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required. Each of the Company and MCP has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby. The copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, and the Articles of Organization and By-laws of MCP, each as amended to date, which have been furnished to the counsel for the Investors by the Company, are correct and complete.

      2.2.  Authorization.  This Agreement, the Stockholders Agreement to be
            -------------
delivered pursuant to Section 4.7 among the Company, the Stockholders named therein and the Investors (the "Stockholders Agreement"), and any other
                                ----------------------
agreements, instruments, or documents entered into by the Company pursuant to this Agreement or the Stockholders Agreement (the "Transaction Agreements") have
                                                   ----------------------
been duly executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, the Stockholders Agreement and the Transaction Agreements and the issuance of the Shares, the

Warrants, the Reserved Shares and the Conversion Shares have been duly authorized by all necessary corporate action of the Company.

      2.3.  Capitalization.  (a)  Upon the filing of the Restated Certificate,
            --------------
the entire authorized capital stock of the Company will consist of 10,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are outstanding, 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock") of which 75,000,000 shares are designated as Class A Common
-------------
Stock, of which 8,359,901 shares are issued and outstanding (after giving effect to the conversion of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), but prior to the issuance of shares of (i) Common Stock to the Investors hereunder, (ii) up to 3,466,245 shares of Class A Common Stock in connection with the Initial Acquisition, (iii) 833,075.5 shares of Class A Common Stock issuable upon exercise of the Warrants and the warrant issued in connection with the conversion of the Convertible Subordinated Note or (iv) 402,300 shares of Class A Common Stock issuable upon conversion of the Mandatory Convertible Notes issued in the bridge financing described in Schedule 2.3A and 201,150 shares of Class A Common Stock issuable upon conversion of the warrants of such Mandatory Convertible Notes); of which 15,267,915 shares are designated as Class B-1 Common Stock, of which no shares are issued and outstanding; and of which 9,732,085 shares are designated as Class B-2 Common Stock, of which no shares are issued and outstanding. The Company holds 1,021,500 shares of Class A Common Stock in its treasury. The Company has reserved (i) 1,875,000 shares of Class A Common Stock for issuance to certain employees upon exercise by such employees of options granted or to be granted pursuant to the Company's Equity Incentive Plan, which plan is described in Schedule 2.3A attached hereto, (ii) up to 3,466,245 shares of Class A Common Stock for issuance in connection with the Initial Acquisition, (iii) 1,666,151 shares of Class A Common Stock for issuance in connection with the conversion of the Company's Series A Convertible Preferred Stock, $.01 value per share, as required by Section 4.14 of this Agreement, (iv) 7,939,316 shares of Class B-1 Common Stock and 5,060,684 shares of Class B-2 Common Stock as Reserved Shares for issuance upon exercise of the Warrants, (v) 625,000 shares of Class A Common Stock for issuance upon conversion of the Convertible Subordinated Note, (vi) 25,000,000 shares of Class A Common Stock for issuance upon conversion of the Class B Common Stock in accordance with the terms of the Restated Certificate (the "Conversion Shares"), (vii) 853,075.5 shares of Class A Common Stock for
      -----------------
issuance upon exercise of the Series A Warrants and the Warrants (in Lieu of Interest) referred to in Schedule 2.3A and (viii) 402,300 shares of Class A Common Stock for issuance upon conversion of the Mandatory Convertible Promissory Notes issued in the bridge financing described in Schedule 2.3A, plus 201,150 shares of Class A Common Stock issuable upon exercise of the Warrants to be issued upon conversion of such notes. The Company has reserved 7,328,599 shares of Class B-1 Common Stock and 4,671,401 shares of Class B-2 Common Stock for issuance pursuant to the Initial Closing A, Initial Closing B, the Second Closing, the Third Closing and the Option Closing under Section 1.3 hereof. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the Reserved Shares and Conversion Shares will, each upon issuance in accordance with the terms of the Company's Restated Certificate, be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, charges or encumbrances of any kind. All outstanding capital stock of the Company has been duly authorized, validly paid and is nonassessable. Except as set forth in Schedule 2.3A, there are no outstanding warrants, options or other rights to purchase or subscribe for or acquire from the Company, or exchangeable for or convertible into, any shares of capital stock or any call, commitment or claim relating to capital stock, or stock appreciation, phantom stock, profit participation or similar rights. Except as provided herein or as set forth in Schedule 2.3A attached hereto and in the Stockholders Agreement, there are no preemptive rights with respect to the issuance or sale by the Company of the Shares, the Reserved Shares or the Conversion Shares. Except as provided in the Stockholders Agreement, or as set forth on Schedule 2.3A or as imposed by applicable securities laws, upon the Closing there will be no restrictions on the transfer or voting of any shares of the Company's capital stock. Other than as set forth in the Stockholders' Agreement or as set forth in Schedule 2.3A, there are no existing rights with respect to registration under the Securities Act of 1933, as amended (the "Securities Act"), of any of the Company's capital stock. The Company has not
---------------
violated the Securities Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities.

     (b) The entire authorized capital stock of MCP consists of 10,000 shares of Common Stock $.01 par value per share, of which 1,000 shares are issued and outstanding and owned of record by Jay Ungar, M.D. (the "Sole Stockholder") and
                                                         ----------------
no other shares are issued and outstanding. MCP holds no shares of Common Stock in its treasury. All capital stock of MCP has been duly authorized, validly paid and is nonassessable and free and clear of all liens, charges or encumbrances of any kind. Other than as set forth in the Designation Agreement or as set forth in Schedule 2.3B, there are no outstanding warrants, options or other rights to purchase or acquire from MCP, or exchangeable for or convertible into, any shares of the capital stock of MCP or any call, commitment or claim relating to capital stock, or stock appreciation, phantom stock, profit participation or similar rights. There are no preemptive rights with respect to the issuance or sale by MCP of any shares of its capital stock. There are no existing rights with respect to registration under the Securities Act of any of the capital stock of MCP. MCP has not violated the Securities Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities. The Sole Stockholder, MCP and the Company have executed and delivered that certain Shareholder Designation and Stock Transfer Agreement (the "Designation
                                                           -----------
Agreement"), dated as of August 9, 1996, a true and complete copy of which has been provided to the Investors' counsel. The Company and MCP have executed and delivered that certain Services Agreement (the "Services Agreement") dated as of
                                                ------------------
July 9, 1996, a true and complete copy of which has been provided to the Investors' counsel. The Designation Agreement and the Services Agreement are collectively referred to herein as the "MCP Agreements." Each of the MCP
                                        --------------
Agreements is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms. No breach or default by any party to any of the MCP Agreements has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute a breach or default.

      2.4.  Subsidiaries.  Except for (i) the Subsidiaries of the Company listed
            ------------
on Schedule 2.4A and (ii) MCP, the Company has no Subsidiaries and has no investments in, or affiliations with, any other corporation or business organization. All capital stock of MCP and each Subsidiary has been duly authorized and is validly issued, fully paid, nonassessable and free and clear of all liens. All such stock was issued in compliance with all applicable state and federal laws concerning the issuance of securities. Each of MCP and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation as set forth in Schedule 2.4 and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required except where the failure to so qualify would not have a material adverse effect on the Company or the Consolidated Entities taken as a whole. Each of MCP and the Subsidiaries has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated to be conducted.

     2.5.  Financial Statements.
           ---------------------

           2.5.1. Attached hereto as Schedule 2.5A are (a) the Company's (i) audited consolidated balance sheet as of March 31, 1996 and its unaudited consolidated statements of income and cash flows for the three month period then ended (the "1996 Company Financials") and (ii) audited consolidated
                      -----------------------
     balance sheet, and consolidated statement of income and cash flows for the Company for the period from March 20, 1995 (inception) to December 31, 1995 (the "1995 Company Financials" and together with the 1996 Company
           -----------------------
     Financials, the "Company Financials"); (b) each of Springfield Medical
                      ------------------
     Associates, Inc. and PQC Affiliation Group I's (together, the "Springfield
                                                                    -----------
     Physician Groups") (i) unaudited consolidated balance sheet as of March 31,
     ----------------
     1996 and each of their unaudited consolidated statements of income and cash flows for the three month period then ended (the "1996 Initial Acquisition
                                                       ------------------------
     Financials" and together with the 1996 Company Financials, the "1996
     ----------                                                      ----
     Financial") and (ii) audited consolidated balance sheet, and consolidated
     ---------
     statement of income and cash flows for the Springfield Physician Groups for the years ended December 31, 1993, 1994 and 1995 (the "1995 Initial
                                                            ------------
     Acquisition Financials" and together with the 1996 MCP Financials, the
     ----------------------
     "Initial Acquisition Financials"). The Company Financials and the Initial
      ------------------------------
     Acquisition Financials are herein collectively referred to as the "Financials." The Financials are complete and correct in all material
      ----------
     respects, have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company or the Springfield Physician Groups, respectively, as of each such date and the results of operations for each such period then ended.

           2.5.2. The combined pro forma financial statements of the Company and the Springfield Physician Groups certified by the Treasurer of the Company and attached as Schedule 2.5B hereto (the "Pro Forma Financials"),
                                                        --------------------
     are derived from the Financial Statements and based upon the adjustments and assumptions set forth in the Notes to the Pro Forma Financials.

           2.5.3. Except as set forth on Schedule 2.5C, each of MCP and each Springfield Physician Group are, and each physician practice group acquired by or affiliated with (whether by management agreement or stockholder transfer or designation or similar agreement or otherwise) the Company or any of its Affiliates will be, (unless consented to by the Investors) able to be consolidated in the financial statements of the Company in accordance with GAAP, including without limitation consensuses as in effect or expressed on the date hereof of the Emerging Issues Task Force of the Financial Accounting Standards Board, and in accordance with rules, regulations and views of the Securities and Exchange Commission as in effect or expressed on the date hereof. For purposes of this Agreement, each consolidated entity referred to in the foregoing sentence shall be a "Consolidated Entity" and
                                                       -------------------
     collectively, the "Consolidated Entities."
                        ---------------------

     2.6.  Absence of Undisclosed Liabilities. Except as and to the extent
           ----------------------------------
reflected or reserved against in the Financials or as set forth on Schedule 2.6, neither the Company nor, to the Knowledge of the Company, any of its Consolidated Entities has incurred any accrued or contingent liability which is material to the Company and its Consolidated Entities taken as a whole, arising out of any transaction, event or state of facts existing on or prior to the date hereof, which liability exists on the date hereof, except for liabilities which have arisen after the date of the Financials in the ordinary course of business and which do not result from, arise out of, relate to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law.

     2.7.  Absence of Certain Developments. Since March 31, 1996, except as
           -------------------------------
reflected in the 1996 Financials or on Schedule 2.7, there has been no material adverse change in the condition, financial or otherwise, of the Company and its Consolidated Entities, taken as a whole or in the assets, liabilities, properties, business or prospects of the Company and its Consolidated Entities, taken as a whole. Without limiting the generality of the foregoing, since that date there has been no:

          (i) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company;

          (ii) loss, destruction or damage to any property of the Company or any of its Consolidated Entities, whether or not insured, which loss would have a material adverse affect on the Company and its Consolidated Entities taken as a whole;

          (iii) (x) labor trouble involving the Company or, to the Knowledge of the Company any of its Consolidated Entities or (y) any material change in any of their respective personnel or the terms and conditions of employment of such personnel with respect to clause (y) other than in connection with the consummation of the Initial Acquisition;

          (iv) waiver of any valuable right by the Company or, to the Knowledge of the Company, any of its Consolidated Entities;

          (v) loan or extension of credit to any officer or employee of the Company or, to the Knowledge of the Company, any of its Consolidated Entities;

          (vi) disposition of any material assets (or any contract or arrangement therefor) by the Company or, to the Knowledge of the Company, any of its Consolidated Entities other than for fair value in the ordinary course of business other than in connection with the consummation of the Initial Acquisition;

          (vii) merger, consolidation, amalgamation, liquidation, winding up, or dissolution of the Company or, to the Knowledge of the Company, any of its Consolidated Entities other than in connection with the consummation of the Initial Acquisition;

          (viii) investment in, acquisition of, or affiliation with any business or assets of, (other than the purchase of supplies, equipment and similar assets by physician practice groups in the ordinary course of business) other than the Initial Acquisition, any Person by the Company or, to the Knowledge of the Company, any of its Consolidated Entities;

          (ix) material change in the nature of the business conducted by the Company or, to the Knowledge of the Company, any of its Consolidated Entities:

          (x) commencement or settlement of any action, suit, investigation or proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the Company or, to the Knowledge of the Company, any of its Consolidated Entities;

          (xi) incurrence of Indebtedness by the Company or, to the Knowledge of the Company, any of its Consolidated Entities; or

          (xii)  any commitment with respect to any of the foregoing.

     2.8. Title to Properties. Except as disclosed in Schedule 2.8, each of the
          -------------------
Company and, to the Knowledge of the Company, each of its Consolidated Entities has good and marketable title or valid leasehold interest to all material properties and assets necessary to the business of the Company and its Consolidated Entities, taken as a whole, as presently conducted and as proposed to be conducted and to all of its material properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances other than Permitted Liens. All material personal property included in such properties which is necessary to the business of the Company and its Consolidated Entities taken as a whole is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which the Company or any of its Consolidated Entities is a party and which are material to the business of the Company and its Consolidated Entities taken as a whole are fully effective and afford the Company or such Consolidated Entity, as the case may be, peaceful and undisturbed possession of the subject matter of the lease. Neither the Company nor to the Knowledge of the Company any Consolidated Entity is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company and its Consolidated Entities, taken as a whole, and neither the Company nor to the Knowledge of the Company any Consolidated Entity has received any written notice of violation with which such recipient has not complied.

     2.9.  Tax Matters.  There are no material federal, state, county or local
           -----------
Taxes due and payable by the Company or any Consolidated Entity which have not been paid. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local Taxes of the Company and each Consolidated Entity, whether or not assessed or disputed as of the date of each such balance sheet. There have been no material examinations or audits of any Tax Returns or reports by any applicable federal, state or local governmental agency. The Company and to the Knowledge of the Company each Consolidated Entity have duly and timely filed all federal, state, county and local Tax Returns required to have been filed by them for any period ending on or before the date hereof, all such returns are accurate in all material respects and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

     2.10.  Contracts and Commitments.  Except for the contracts described in
            -------------------------
Schedule 2.10 (the "Contracts"), true and complete copies of which have been
                    ---------
made available to counsel for the Investors, neither the Company nor to the Knowledge of the Company, any Consolidated Entity has any contract, obligation or commitment which involves by its terms a commitment in excess of $25,000 or any employment contracts (including contracts with any common law employee, agent or independent contractor), stock redemption, designation or purchase agreements, financing agreements, managed care contracts and other contracts with third-party payors, distribution right agreements, royalty agreements, licenses under which either the Company or, to the Knowledge of the Company, any Consolidated Entity is licensee or licensor, leases of real property, pension, profit-sharing, retirement or stock option plans. Each of the Contracts is the legal, valid and binding obligation of the Company or to the Knowledge of the Company, the Consolidated Entity party thereto, enforceable against the Company in accordance with its terms. No breach or default under any Contract by the Company or the Consolidated Entity that is a party thereto or, to the Knowledge of the Company, by any other party thereto, has occurred and is continuing and no event has occurred which with notice or lapse of time or both would constitute a breach or default thereunder except, in each case, for breaches or defaults which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole.

     2.11.  No Defaults. Neither the Company nor any Consolidated Entity is in
            -----------
default (a) under its organizational documents or its By-Laws or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except, in each case, for defaults which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole. To the Knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, could constitute a default by the Company or any Consolidated Entity under any of the foregoing except, in each case, for breaches or defaults which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole.

     2.12.  Intellectual Property.  Schedule 2.12 contains a list of all
            ---------------------
patents, trademarks, trade names, brand names and copyrights (in each case, whether issued or pending), and all licenses or rights with respect to any of the foregoing, owned or possessed by the Company or any Consolidated Entity on the date of this Agreement, all of which are in good standing and are free and clear of all liens and encumbrances of any nature. To the knowledge of the Company, neither the Company nor any Consolidated Entity infringes any patent, copyright, or trademark rights of others. All trade secrets, know how, technical processes and procedures developed and belonging to the Company or, to the Knowledge of the Company, any Consolidated Entity which are material to the business of the Company or its Consolidated Entities taken as a whole and which have not been patented have been kept confidential. The Company and, to the Knowledge of the Company, each Consolidated Entity has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, computer software, patents, copyrights and trademarks required for, incident to or included in its products and its proposed products.

     2.13.  Effect of Transactions.  The execution, delivery and performance of
            ----------------------
this Agreement, the Stockholders Agreement and the Transaction Agreements, compliance with the provisions hereof and thereof by the Company, and the issuance, sale and delivery of the Shares, the Warrants, the Reserved Shares and the Conversion Shares, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or those of any Consolidated Entity under its respective organizational documents or Bylaws or under any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company or any Consolidated Entity is a party or by which any of them or any of their property is bound or affected, including without limitation, the MCP Agreements, the Initial Acquisition Documents and the Contracts.

     2.14.  No Governmental Consent or Approval Required.  Based in part on the
            --------------------------------------------
representations made by the Investors in Section 3 of this Agreement, other than federal or state securities law filings which have been made or which will be made in a timely manner and other than the filing of the Company's Restated Certificate which, as of the Initial Closing, will have been filed, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement, the Stockholders Agreement, the Transaction Agreements, the MCP Agreements or the Initial Acquisition Documents or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares and the issuance of the Warrants or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Reserved Shares or the Conversion Shares.

     2.15.  Litigation.  There is no action, suit, proceeding or investigation
            ----------
pending against the Company, or, to the Knowledge of the Company, any Consolidated Entity, or, to the Knowledge of the Company, threatened against the Company or any Consolidated Entity which questions the validity of this Agreement, the Stockholders Agreement, the Transaction Documents, the MCP Agreements or the Initial Acquisition Documents or the right of the

Company or MCP to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, conditions, operations, affairs, or prospects of the Company and its Consolidated Entities taken as a whole, financial or otherwise, or any change in the current equity ownership of the Company or of any Consolidated Entity, nor is the Company aware that there is any basis for the foregoing. None of the Company or any of its officers or directors or, to the Knowledge of the Company, any Consolidated Entity or, to the Knowledge of the Company, any of its officers or directors, is a party to, or subject to the provisions of, any judgment or decree of any court. There is no action, suit or proceeding by the Company or, to the Knowledge of the Company any Consolidated Entity currently pending or which the Company or any Consolidated Entity presently intends to initiate.

     2.16.  Securities Laws.  Assuming that the Investors' representations and
            ---------------
warranties contained in Section 3 of this Agreement are true and correct, the offer, issuance and sale by the Company to the Investors of the Shares, the Warrants, the Reserved Shares and the Conversion Shares are, and will be as of each Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of each Closing, registered or qualified (or are, or will be as of each Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state Blue Sky and securities laws.

     2.17.  Business.  Each of the Company and, to the Knowledge of the Company,
            --------
each Consolidated Entity has all their material franchises, permits, licenses and other rights and privileges necessary to permit them to own their material property and to conduct their present business taken as a whole. Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity, is in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business except for such violations that do not have a material adverse effect on the Company and its Consolidated Entities, taken as a whole.

     2.18.  Brokerage.  Except as disclosed on Schedule 2.18, there are no
            ---------
claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or any Consolidated Entity, and the Company agrees to pay any such brokerage commissions, finder's fees or similar compensation whether or not listed on Schedule 2.18 and to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

     2.19.  Employees.  There are no controversies or labor troubles pending,
            ---------
or to the best knowledge of the Company, threatened between it and its employees or, to the Knowledge of the Company, the employees of any Consolidated Entity and the Company's employees or the employees of any Consolidated Entity. To the Knowledge of the Company: (a) no employee of the Company or any Consolidated Entity is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or such Consolidated Entity because of the nature of the business conducted or proposed to be conducted by the Company or such Consolidated Entity or for any other reason, and the continued employment by the Company or each Consolidated Entity of its respective present employees will not result in any such violation; (b) no officer or key employee of the Company or, to the Knowledge of the Company, any Consolidated Entity has any present intention of terminating his employment therewith nor does the Company or, to the Knowledge of the Company, any Consolidated Entity have any present intention of terminating any such employment; and (c) the Company and each Consolidated Entity has complied in all respects material to the Company and its Consolidated Entities taken as a whole with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. Except as set forth in Schedule 2.10, and for such agreements entered into in connection with any affiliation transaction approved by the Investors after the date of this Agreement neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is a party to any agreement with any of its respective officers or employees with respect to such person's employment.

     2.20.  Insurance.  Schedule 2.20 contains a complete and accurate list of
            ---------
all policies or binders of fire, liability, title, worker's compensation, malpractice, professional liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) to be in effect with respect to the Company or any Consolidated Entity on the date of the Initial Closing (giving effect to the consummation of the Initial Acquisition). Such insurance provides coverage to the extent and in the manner (a) to the extent applicable, customary for a medical practice and (b) as may be required by applicable law and by any and all Contracts to which the Company or any Consolidated Entity and any physician employed by any Consolidated Entity is a party. Neither the Company nor any Consolidated Entity is in default under any of such policies or binders, and neither the Company nor any Consolidated Entity has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion except, in each case, for such failure or defaults that do not have a material adverse effect on the Company and its Consolidated Entities taken as a whole. No insurer has advised the Company or, to the Knowledge of the Company, any Consolidated Entity or any physician employed by any Consolidated Entity that it intends to reduce coverage, increase premiums or fail to renew an existing policy or binder. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against and are in full force and effect.

     2.21.  Environmental and Safety Laws.
            -----------------------------

            (a) As used in this Agreement, the terms "Removal," "Remedial Action," "Release," "Hazardous Substance" and "National Priorities List" shall have the same meaning as those terms are given in the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and its
                                                             ------
     implementing regulations, and the terms "Hazardous Waste" and "Solid Waste" shall have the same meaning as those terms are given in the Resource Conservation and Recovery Act, as amended ("RCRA") and its implementing
                                                 ----
     regulations.

            (b) The ownership, use and operation by the Company or, to the Knowledge of the Company, any Consolidated Entity of each facility used in its business has been and, to the Knowledge of the Company, all ownership, use and operation of each such facility by any Person has been, in compliance in all material respects with all Federal, state and local environmental, safety and anti-pollution laws, including without limitation RCRA, its implementing regulations and all applicable state hazardous waste laws; the Clean Water Act, as amended, its implementing regulations and all applicable state and local effluent discharge laws; the Clean Air Act, as amended, its implementing regulations and all applicable state and local air emission laws; the Toxic Substances Control Act, as amended, its implementing regulations and all applicable state and local toxic substance laws; CERCLA, its implementing regulations and all applicable state and local environmental response, compensation and liability laws; the National Environmental Policy Act of 1969 and its implementing regulations; the Occupational Safety and Health Act, its implementing regulations and all applicable state and local worker safety and health laws; and all such laws concerning particulate emissions, hazard communication, surface water pollution, groundwater pollution, air pollution, solid wastes, hazardous wastes, hazardous substances, medical wastes, toxic substances, storage, handling, treatment, transportation, spills or other releases, and disposal of any Hazardous Substances, and exposure to or notification regarding any Hazardous Substances, and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has reason to believe that any claim, action, lawsuit, proceeding, complaint or charge exists or may be brought for violation of any such laws.

            (c) Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has any liability arising out of its own actions or inactions or, to the Knowledge of the Company, any other liability, whether fixed, unliquidated, absolute, contingent or otherwise, under any federal, state or local environmental, safety or anti-pollution laws, including any liability, responsibility or obligation for investigation, removal, Remedial Action or any fines, penalties, costs or expenses to effect compliance with or discharge any duty, obligation or claim under any such laws except for liabilities which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole, and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has reason to believe that any claims, actions, suits, proceedings or investigations under such laws exist or may be brought or threatened.

            (d) There has not been, and is not occurring, at any facility owned or operated or previously owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity any Release or threatened Release of any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, nor has the Company or, to the Knowledge of the Company, any Consolidated Entity any reason to believe such a Release either is occurring or has occurred at any time in the past. Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has applied or disposed of any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, in any manner which may form the basis for any present or future claim, demand or action seeking investigation, Removal, or Remedial Action at any facility, site, location or body of water, surface or subsurface, including groundwater or any costs or expenses related thereto.

            (e) Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, to a facility, site or location, which, pursuant to CERCLA or any similar state or local law, (a) has been placed or is proposed to be placed, on the National Priorities List or its state equivalent or (b) which is subject to a claim, administrative order or other request to take clean up action, Removal or Remedial Action by any person or entity (including any governmental entity) or which is subject to a claim for damages by any person or entity (including any governmental entity).

            (f) Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity stores, generates or produces any Hazardous Substance, Hazardous Waste, or petroleum in material violation of any law. There has not been any contamination of groundwater, surface waters, soils or sediments, as a result of the manufacture, storage, processing, loss, leak, escape, spillage, disposal or other handling or disposition by or on behalf of the Company or by or on behalf of, to the Knowledge of the Company, any Consolidated Entity of any product or substance on or prior to the Closing. All Hazardous Substances, Hazardous Wastes and petroleum stored by or on behalf of the Company by or on behalf of, to the Knowledge of the Company, any Consolidated Entity have been stored in all material respects in compliance with all Federal, state and local environmental, safety and anti-pollution laws.

            (g) All facilities located on owned or leased real estate of the Company, and those of, to the Knowledge of the Company, any Consolidated Entity have been approved by all necessary governmental authorities, and, to the Knowledge of the Company, each of the Company and each Consolidated Entity has obtained and is in possession of all material environmental and safety permits and licenses necessary for its business including permits required by local zoning laws. There have not been any environmental audits or assessments or occupational health studies undertaken by or on behalf of the Company by or on behalf of, to the Knowledge of the Company, any Consolidated Entity or governmental agencies with respect to the Company or, to the Knowledge of the Company, any Consolidated Entity or the Company's or, to the Knowledge of the Company, any such Consolidated Entity's assets, employees, facilities or properties, the results of groundwater and soil testing, the results of underground fuel, waste or waste tank tests and soil samples, written communications with Federal, state or local governments on environmental, safety or anti-pollution matters, and Occupational Safety and Health Administration citations.

            2.21.1. There have been no Hazardous Substances, Hazardous Wastes, Solid Wastes, petroleum, tanks, containers, cylinders, drums, bottles or cans buried, stored or deposited in violation of any law in or on any real property currently or formerly owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity while owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity, or to the Knowledge of the Company, before owned or operated by the Company or any Consolidated Entity.

     2.22.  Benefit Plans.
            -------------

            (a) Except as set forth in Schedule 2.22, neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is a party to any written or unwritten (i) "employee benefit plan" (as that term is described in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, or (ii) any "fringe benefit" plan or vacation pay or policy. The Company does not have any obligations to provide to its active employees or current retirees any post-retirement non-pension benefits. Any or all of the plans listed on
     Schedule 2.22 may be terminated by the Company or the Consolidated Entity, as the case may be, without restriction or limitation.

            (b) Except as set forth in Schedule 2.22, no employee has any claims threatened or pending against the Company or, to the Knowledge of the Company, any Consolidated Entity (whether under any law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period or with respect to which accruals or reserves are reflected in the Financials, or, with respect to the Company after the date of such Financials and with respect to any Consolidated Entity, on the books and records thereof, (ii) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period or with respect to which accruals or other reserves are reflected in the Financials, or, after the date of such Financials and with respect to any Consolidated Entity on the books and records of thereof, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or with respect to which accruals or reserves are reflected in the Financials, or, with respect to the Company after the date of such Financials and with respect to any Consolidated Entity, on the books and records, (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or (v) ERISA.

            (c) All plans listed on Schedule 2.22 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 2.22. No such plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA, and the Company has not incurred any resulting liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There has been no termination, partial termination or discontinuance of any contributions to any such Qualified Plan without notice to and approval by the Internal Revenue Service.

            (d) With respect to all Employee Benefit Plans for which any employee is or was eligible to participate in, the Company or, to the Knowledge of the Company, any Consolidated Entity or any entity which, within the last six (6) years, has been under common control or affiliated with the Company or, to the Knowledge of the Company, any Consolidated Entity (an "ERISA Affiliate") within the meaning of Section 414(b), (c) or
                 ---------------
     (m) of the Code, is in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such employee benefit plans and each of the Company and each Consolidated Entity is in compliance in all material respects with its obligations under the terms of such plans. Except as disclosed on Schedule 2.22, all reports and other documents required by law or contract to be filed with any governmental agency or distributed to plan participants have been timely filed or distributed. None of the employee benefit plans are subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section III(37) of ERISA. No employee benefit plan of the Company or any ERISA Affiliate has engaged in any prohibited transaction as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

     2.23. Transactions with Affiliates. Except as disclosed in Schedule 2.23, no stockholder, officer or director of the Company or those of any Consolidated Entity nor any "affiliate or associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act) (herein, a "Related Party") is a party to any material transaction with the
            -------------
Company or any Consolidated Entity (other than pursuant to the Initial Acquisition Documents with respect to the Springfield Practice Groups and their Affiliates), including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party. Except as set forth in
Schedule 2.23, no employee of the Company or, to the Knowledge of the Company, of any Consolidated Entity nor any Related Party is indebted in an amount greater than $1,000 to the Company or any Consolidated Entity and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is indebted to any such employee or Related Party other than reimbursement in the ordinary course of business and travel expenses not exceeding, in the aggregate, $5,000 and accrued and unpaid salary and vacation from the most recent regularly scheduled payroll period.

     2.24.  Books and Records.  The minute books of the Company and, to the
            -----------------
Knowledge of the Company, those of each of the Consolidated Entities contain complete and accurate records of all meetings and other corporate actions of each of their respective stockholders, Boards of Directors and all committees, if any, appointed by their respective Boards of Directors. The stock ledger of the Company and, to the Knowledge of the Company, that of each of the Consolidated Entities are complete and correct and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of each of the Company and, to the Knowledge of the Company, such Consolidated Entities.

     2.25.  Initial Acquisition.  Set forth on Schedule 2.25 is a complete and
            -------------------
accurate list of all agreements (the "Initial Acquisition Documents") relating
                                      -----------------------------
to the planned affiliation by MCP and the Company with the Springfield Physician Groups (the "Initial Acquisition") to be consummated concurrently with the
             -------------------
Initial Closing. True and complete copies of the Initial Acquisition Documents have been provided to the Investors and their counsel. An aggregate of no more than 3,466,245 shares of Class A Common Stock have been, or shall be, issued to the sellers in connection with the Initial Acquisition. Except as set forth in the Initial Acquisition Documents, neither the Company nor MCP nor any Subsidiary or Affiliate of the Company or MCP has committed, whether orally or in writing, to provide any other shares of capital stock or rights in connection therewith. Set forth on Schedule 2.25 is a list of each entity from whom any asset has been or will be transferred to, directly or indirectly, MCP in connection with the Initial Acquisition. Upon consummation of the Initial Acquisition, MCP will have such right, title and interest to the properties, rights and assets used in or necessary to carry on the business of the Springfield Physician Groups as currently conducted and as contemplated by the Confidential Private Placement Memorandum dated as of July 29, 1996. The Initial Acquisition has been or will be consummated, in all material respects, in accordance with the Initial Acquisition Documents. Each of the Initial Acquisition Documents is the legal, valid and binding obligation of the Company, MCP and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with its terms. No breach or default by the Company, MCP and, to the Knowledge of the Company, the other parties to any of the Initial Acquisition Documents has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute such a breach or default. No waiver of any material right under or amendment to any provision of any of the Initial Acquisition Documents has occurred. Upon consummation of the Initial Acquisition, under the Employment Agreements with the physician employees of MCP, all revenues from medical services shall be assigned to or billed by the Company and MCP. The Initial Acquisition has been, or shall be prior to the consummation thereof, duly authorized by all necessary corporate action of the Company, MCP and, if applicable, any Subsidiary or Affiliate of the Company or MCP party thereto. To the knowledge of the Company, the representations and warranties provided to the Company and MCP in connection with the Initial Acquisition are true and correct in all material respects.

     2.26.  Regulatory Matters.
             ------------------

            (a) The Company, and, to the Knowledge of the Company, each of the Consolidated Entities and all physicians employed by such Consolidated Entities have all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with ("Permits") any federal, state,
                                              -------
     local, foreign or other governmental agency, instrumentality, commission, authority, board or any other Person, necessary or desirable to conduct their business as now being conducted except where the failure to have any such Permit does not have a material adverse effect on the Company or its Consolidated Entities, taken as a whole. All Permits of the Company and, to the Knowledge of the Company, the Consolidated Entities and all physicians employed by the Consolidated Entities are valid and in full force and effect except where the failure to have any such Permit does not have a material adverse effect on the Company and its Consolidated Entities, taken as a whole. No notice to, declaration, filing or registration with, or material Permit or material consent from, any governmental or regulatory body or authority, or any other Person or entity, is required to be made or obtained by the Company or, to the Knowledge of the Company, any Consolidated Entity in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

             (b) Neither the Company nor, to the Knowledge of the Company, any of the Consolidated Entities, nor any other persons or, to the Knowledge of the Company, entities providing professional services for the Consolidated Entities, have engaged in any activities which are prohibited under 42 U.S.C. (S) 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

            (c)  The representations and warranties contained in this Section
     2.26 are hereby qualified by Schedule 2.26.

     2.27.  Material Facts.  This Agreement, the Schedules hereto and furnished
            --------------
contemporaneously herewith, and each other agreement, document, certificate or written statement furnished or to be furnished to the Investors through the Closings by or on behalf of the Company or any Consolidated Entity in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading. To the Knowledge of the Company, there is no fact which has not been disclosed herein or otherwise by the Company to the Investors and which may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company or of the Company, of any Consolidated Entity.

3.   Representations and Warranties and other Agreements of the Investors.
     --------------------------------------------------------------------

     3.1.   Representations and Warranties. Each Investor severally and not
            ------------------------------
jointly hereby represents and warrants that:

            (a)  Authorization.  Such Investor has full power and authority to
                 -------------
     execute, deliver and perform this Agreement, the Stockholders' Agreement and the Transaction Agreements to which it is a party and to acquire the Shares and, each of this Agreement, the Stockholders Agreement and the Transaction Agreements constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms.

            (b)  Purchase Entirely for Own Account.  The Shares and Warrants to
                 ---------------------------------
     be received by such Investor and the Reserved Shares received upon exercise of the Warrants and the Conversion Shares received upon conversion of the Shares (collectively, the "Securities") will be acquired for investment for
                                ----------
     such Investor's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

            (c)  Restricted Securities.  Such Investor understands that the
                 ---------------------
     Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, the Warrants, the Reserved Shares or the Conversion Shares or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In the absence of an effective registration statement covering the Securities such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Stockholders Agreement.

            (d)  Formation.  Such Investor represents that it was not organized
                 ---------
     for the purpose of making an investment in the Company.

            (e)  Suitability.  Such Investor is an Accredited Investor as such
                 -----------
     term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

            (f)  Financial Condition.  Such Investor's financial condition is
                 -------------------
     such that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of its entire investment in its Shares.

            (g)  Experience.  Such Investor has such knowledge and experience in
                 ----------
     financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares.

            (h)  Brokerage.  There are no claims for brokerage commissions or
                 ---------
     finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company and the other Investors harmless against any damages incurred as a result of any such claims.

            (i)  Massachusetts.  Each of the Investors which was within the
                 -------------
     jurisdiction of The Commonwealth of Massachusetts at the time it received the offer to purchase the Shares and/or consummated the sale of the Shares, represents and warrants that (i) it is a corporation or other entity not formed for the purpose of acquiring the Shares being purchased by it, (ii) it has total assets in excess of $5,000,000, (iii) a substantial part of its business activities consists of investing, purchasing, selling or trading in securities issued by others and (iv) its investment decisions are made by persons who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

     3.2.   Further Limitations on Disposition.
            ----------------------------------

            (a) Each Investor further agrees not to make any disposition of all or any portion of the Shares, the Warrants or the Reserved Shares unless and until:

            (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

            (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) such Investor shall have furnished the Company with a reasonably satisfactory opinion from counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition.

            (b) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by any Investor pursuant to Rule 144A or Rule 144(k) promulgated under the Securities Act or a transfer by an Investor to a partner, subsidiary, shareholder or affiliate of such Investor or to an Affiliated Fund or to any director, officer or employee of the Company or MCP, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Investor hereunder.

     3.3.  Legends.  It is understood that the certificates evidencing the
           -------
Shares (and the certificates evidencing the Conversion Shares) may bear substantially the following legends:

           (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144A or Rule 144(k) of such Act."

           (b) Any legend required by the Stockholders Agreement or the laws of any other applicable jurisdiction.

4.   Conditions to the Investors' Obligations at the Initial Closing A.
     -----------------------------------------------------------------

     The obligations of the Investors under Section 1.3(a) of this Agreement to purchase shares at the Initial Closing A are subject to the fulfillment on or before the Initial Closing A of each of the following conditions unless waived by the Investors in accordance with Section 9.5 hereof:

     4.1. Representations and Warranties. The representations and warranties
          ------------------------------
of the Company contained in Section 2 (i) that contain a materiality qualification shall be true and correct, and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2. Performance.  The Company shall have performed and complied with all
          -----------
agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     4.3. Compliance Certificate.  The Chief Executive Officer of the Company
          ----------------------
shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5, 4.7, 4.11, 4.12, 4.13, 4.14
and 4.17 have been fulfilled and stating that except as disclosed on Schedule
2.7 there has been no material adverse change in the business affairs, operations, properties, assets, or condition or prospects of the Company and its Consolidated Entities, taken as a whole since March 31, 1996.

     4.4. Restated Certificate of Incorporation.  The Company shall have filed
          -------------------------------------
with the Secretary of State of Delaware the Restated Certificate of Incorporation which is attached hereto as Exhibit B.

     4.5. Qualifications; Consents.  All consents, authorizations, approvals,
          ------------------------
or Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are necessary in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares and the issuance of the Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

     4.6. Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and the Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may request.

      4.7.  Stockholders Agreement.  The Stockholders Agreement substantially in
            ----------------------
the form of Exhibit D attached hereto shall have each been executed and delivered by the parties (other than the Investors) thereto.

      4.8.  Opinion of Company Counsel.  The Investors shall have received from
            --------------------------
Hale and Dorr, counsel for the Company, an opinion dated as of such Closing in substantially the form attached hereto as Exhibit E.

      4.9.  Secretary's Certificate.  The Secretary of the Company shall deliver
            -----------------------
to the Investors at such Closing a Certificate, dated as of such Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Transaction Agreements, the issuance, sale and delivery of the Shares, the issuance of the Warrants, and reservation, issuance and delivery of the Reserved Shares and the Conversion Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Stockholders Agreement and the Transaction Agreements; (c) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

      4.10. Due Diligence.  The Investors shall have completed to their
            -------------
satisfaction their remaining business, accounting and legal due diligence review.

      4.11. Material Adverse Change.  Since March 31, 1996 there shall have
            -----------------------
been, in the judgment of the Investors, (i) no material adverse change in the business affairs, operations, properties, assets or condition or prospects of the Company or MCP or the Springfield Physician Groups and (ii) no material change in the ability of the Company and the Consolidated Entities to operate in compliance with the EBITDA and Net Sales Tests set forth in Sections 4.2.7(a) and (b) of the Restated Certificate of Incorporation, respectively.

      4.12. Initial Acquisition.  All conditions to the Initial Acquisition
            -------------------
contained in the Initial Acquisition Documents (other than the consummation of the Initial Closing A) shall have been satisfied.

      4.13. MCP Agreements.  The MCP Agreements shall be in full force and
            --------------
effect and no amendments to or waivers thereunder shall have occurred.

      4.14. Conversion Series A Preferred Stock.  All outstanding shares of the
            -----------------------------------
Company's Series A Preferred Stock shall have been converted into Class A Common Stock in accordance with the terms of the Restated Certificate of Incorporation of the Company.

      4.15.  Key Employees.  The Employment Agreement between the Company and
             -------------
Jerilyn Asher shall be revised to affirmatively state that the transactions contemplated by this Agreement, the Stockholders Agreement and the Transaction Agreements shall not constitute a "Change of Control" thereunder and that
Schedule I of such Agreements and such other revisions in form and substance reasonably satisfactory to the Investors and their counsel. Each of Jay Greenberg and Arlan Fuller shall execute a writing stating that the transactions contemplated by this Agreement, the Stockholders Agreement and the Transaction Agreements shall not constitute a "Change of Control" under his Employment Agreement with the Company.

      4.16.  Management Fees.  The Management Agreement substantially in the
             ---------------
form of Exhibit F hereto shall have been executed and delivered by the Company and Bain Capital, Inc.

      4.17.  Amendment to By-Laws.  The Company shall have amended its By-laws
             --------------------
as provided in Exhibit G hereto.

      4.18.  Termination of Existing Arrangements.  The Company shall have
             ------------------------------------
caused (a) each of (x) the Registration Rights Agreement dated as of June 30, 1995 among the Company and the Purchasers referred to therein; and (y) the Company Right of First Refusal Agreement dated as of June 30, 1995 between the Company and the Investor (as defined therein) to be terminated; (b) the Convertible Subordinated Note (and related documents) dated June 30, 1995 issued to Offshore Health Industries, Inc. shall have been converted into an aggregate of 625,000 shares of Class A Common Stock; and (c) all corporate action to be taken which is necessary to change all existing applicable references in any agreement, instrument or other document with respect to rights of holders of the Company's "Common Stock" to "Class A Common Stock".

5.    Conditions of the Company's Obligations at any Closings.
      -------------------------------------------------------

      The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before any such Closing of each of the following conditions:

      5.1.   Representations and Warranties.  The representations and warranties
             ------------------------------
of the Investors contained in Section 3 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      5.2.   Payment of Purchase Price.  The Investors shall have delivered
             -------------------------
payment of the applicable aggregate purchase price of the Shares to be purchased by them at such Closing as set forth in Section 1.3.

      5.3.   Other Agreements.  The Stockholders Agreement substantially in the
             ----------------
form of Exhibit D attached hereto shall have been executed and delivered by the parties other than the Company and the Management Stockholders and the Physician Stockholders thereto.

      5.4.  Qualifications; Consents.  All consents, authorizations, approvals,
            ------------------------
or Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are necessary in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares and the issuance of the Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

6.    Conditions to the Investors, Obligations at the Initial B, Second, Third
      ------------------------------------------------------------------------
      and Option Closings.
      -------------------

      The obligations of the Investors under Section 1 hereof to purchase shares at the Initial B Closing, Second Closing, Third Closing and Option Closing are subject to the fulfillment on or before each such Closing of each of the following conditions; provided, that satisfaction of conditions contained in
                      --------
Section 6.9 shall not be required for the consummation of Initial Closing B:

      6.1.  Representations and Warranties.  The representations and warranties
            ------------------------------
in Sections 2.1, 2.2, 2.8, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.22, 2.24 and
2.26 shall be true and correct in all material respects as if made on the date of such closing. The representations in Section 2.3 shall be true and correct in all material respects except for changes in the capitalization and the issuances of stock, option, warrants and other securities approved by the Board of Directors of the Company in accordance with the Restated Certificate after the Initial Closing Date and the Investors in accordance with Section 8 of this Agreement. The representations in Section 2.4 shall be correct in all material respects except for changes with respect to the Company's Subsidiaries and Consolidated Entities approved by the Board of Directors of the Company in accordance with the Restated Certificate after the Initial Closing Date and the Investors in accordance with Section 8 of this Agreement. The audited financial statements for the most recent fiscal year and the unaudited financial statements for the most recent interim period provided to the Investors (the "Most Recent Financial Statements") shall be complete and correct, shall have been prepared in accordance with GAAP and shall fairly present, in all material respects, the financial position of the Company and its Consolidated Entities. The representations in Sections 2.6 and 2.7 shall be true and correct in all material respects except that references therein to the Financials shall be the Most Recent Financial Statements and references to March 31, 1996 shall be to the date of the Most Recent Financial Statements.

      6.2.  Performance.  The Company shall have performed and complied in all
            -----------
material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing; and prior to the first such Closing occurring after the Initial Closing A the Company shall have complied with the covenant set forth in
Section 7.15.

      6.3.  Compliance Certificate.  The Chief Executive Officer of the Company
            ----------------------
shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 6.1, 6.2, 6.4, 6.6 and 6.9 have been fulfilled and stating that there has been no material adverse change in the business affairs, operations, properties, assets, or condition or prospects of the Company and its Consolidated Entities since March 31, 1996.

      6.4.  Qualifications; Consents.  All consents, authorizations, approvals,
            ------------------------
or Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are necessary in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing. Without limiting the generality of the foregoing, all applicable waiting periods (any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or
                                           -------
otherwise been terminated.

      6.5.  Proceedings and Documents.  All corporate and other proceedings in
            -------------------------
connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and the Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may request.

      6.6.  Other Agreements.  Neither the Company nor the Management
            ----------------
Shareholders shall have breached or failed to perform its obligations under the Stockholders Agreement and no party shall have breached or failed to perform its obligations under the MCP Agreements.

      6.7.  Opinion of Company Counsel.  The Investors shall have received from
            --------------------------
Hale and Dorr LLP, counsel for the Company, or such other counsel reasonably satisfactory to the Investors an opinion dated as of such Closing in form reasonably satisfactory to the Investors and their counsel.

      6.8.  Secretary's Certificate.  The Secretary of the Company shall deliver
            -----------------------
to the Investors at such Closing a Certificate, dated as of such Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Transaction Agreements, the issuance, sale and delivery of the Shares, the issuance of the Warrants, and reservation, issuance and delivery of the Reserved Shares and the Conversion Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Stockholders Agreement and the Transaction Agreements; (c) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

      6.9.  EBITDA.  The Company shall have satisfied the requirements for
            ------
EBITDA and Net Sales set forth below in subsections (a) and (b) of this Section 6.9.

          (a) The EBITDA for the most recent Test Period prior to such Closing and ending on a date set forth below is equal to or greater than the amount set opposite such date:


                     Date                  Minimum EBITDA
                     ----                  --------------
                September 30, 1996                     N/A

                December 31, 1996              $(1,745,000)

                March 31, 1997                    (336,000)

                June 30, 1997                     1,050,000

                September 30, 1997                2,151,000

                December 31, 1997                 2,668,000

                March 31, 1998                    3,288,000

                June 30, 1998                     3,521,000

                September 30, 1998                3,772,000

                December 31, 1998                 3,907,000

                March 31, 1999                    3,997,000

                June 30, 1999                     4,089,000

                September 30, 1999                4,183,000

                December 31, 1999                 4,279,000

          (b) The Net Sales for the most recent Test Period ending on a date set forth below is equal to or greater than the amount set opposite such date:


                     Date             Minimum Net Sales
                     ----             -----------------
                September 30, 1996                  N/A

                December 31, 1996           $ 3,601,000

                March 31, 1997               11,891,000

                June 30, 1997                18,257,000

                September 30, 1997           26,579,000

                December 31, 1997            30,620,000




                March 31, 1998               31,997,000

                June 30, 1998                33,486,000

                September 30, 1998           34,461,000

                December 31, 1998            35,261,000

                March 31, 1999               36,072,000

                June 30, 1999                36,902,000

                September 30, 1999           37,751,000

                December 31, 1999            38,619,000


7.   Covenants and Agreements.
     ------------------------

     7.1.   Financial and Other Information.
            -------------------------------

            (a) Accounts and Reports. The Company will maintain a standard
                --------------------
     system of accounts in accordance with generally accepted accounting principles consistently applied.

            (b) Annual and Quarterly Financial Statements. The Company will
                -----------------------------------------
     deliver toeach Investor: (i) within ninety (90) days after the end of each fiscal year a copy of the consolidated balance sheet of the Company and the Consolidated Entities as of the end of such year, together with consolidated and consolidating statements of income and of cash, flows of the Company and the Consolidated Entities for such year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified in an audit report by independent public accountants of national standing selected by the Board of Directors of the Company, and (ii) copies of all financial statements and reports which the Company and each Consolidated Entity shall send to its stockholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company or any Consolidated Entity may be listed. The Company shall also deliver to each Investor, within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the consolidated balance sheet of the Company and each Consolidated Entity as of the end of such quarter and consolidated statements of income and of cash flows of the Company and each Consolidated Entity for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, and actual versus budgeted amounts, to be in reasonable detail provided,
                                                                --------
     however, such financials are subject to year-end adjustments and may not
     -------
     contain all footnotes required under generally accepted accounting principles and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company that they are true and accurate in all material respects as of their dates.

            (c) Monthly Financial Statements and Budgets.  The Company will
                ----------------------------------------
furnish to each Investor: within thirty (30) days after the end of each month, other than the last month of any fiscal quarter or of the fiscal year of the Company and each Consolidated Entity, a copy of the consolidated balance sheet of each of the Company and the Consolidated Entities as of the end of such month and consolidated statements of income and of cash flows of each of the Company and the Consolidated Entities for such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period, to be in reasonable detail, to be prepared in accordance with generally accepted accounting principles, consistently applied, and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company that they are true and accurate in all material respects as of their dates; and, to the extent provided to the Board of Directors, as soon as possible, but in any event at least thirty (30) days prior to the beginning of each fiscal year, a budget, prepared on a period by period basis with each period including four or five weeks. and operating plan for such fiscal year, each approved by the Company's Board of Directors, including projected balance sheets and statements of income and changes in financial condition of the Company and the Consolidated Entities for such months.

            (d) Visits and Discussions. The Company will permit each Investor
                ----------------------
and the authorized representatives of each such Investor, at all reasonable times during normal business hours upon reasonable notice and as often as reasonably requested, to visit and inspect, at the expense of such Investor, any of the properties of the Company and any Consolidated Entity, including their respective books and records and, subject to reasonable arrangements with any transfer agents of the Company and any Consolidated Entity, lists of security holders, and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company and each Consolidated Entity with their respective officers.

            (e) Adverse Change: Litigation. The Company will promptly advise
                --------------------------
each Investor in writing of each suit or proceeding commenced or threatened against the Company or any Consolidated Entity which, if adversely determined, would result in a material adverse change in the condition or business, financial or otherwise, of the Company and its Consolidated Entities taken as a whole and of any facts that come to the Company's attention which question in any material respect the accuracy or completeness of the representations and warranties contained herein when made.

            (f) Consolidation. The Company will promptly advise each Investor in
                -------------
writing if, in the Company's judgment, it is reasonably likely that any physician practice group acquired by or affiliated with or to be acquired by, or affiliated with the Company will not be eligible to be consolidated in the financial statements of the Company.

            (g) Other Information. The Company will also furnish to each
                -----------------
Investor with reasonable promptness, such other information and data with respect to the Company or any Consolidated Entity as such Investor may from time to time reasonably request.

      7.2.  Confidentiality.  Each of the Investors further covenants and agrees
            ---------------
that any person or entity receiving information under Section 7.1 or exercising rights of visitation or inspection granted hereunder shall maintain the confidentiality of all financial, confidential and proprietary information of the Company or any Consolidated Entity acquired by them in exercising such rights. Notwithstanding the preceding sentence, each Investor may (1) disclose such information when required by law or governmental order or regulation, or when required by a subpoena or other process, (2) disclose such information to the extent necessary to enforce this Agreement, (3) disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this subsection shall in turn be binding on any such attorney, accountant, consultant or other professional, or
(4) disclose such information as may be required by any prospective purchaser of any Shares, Warrants, Reserved Shares or Conversion Shares from such Investor, provided that such prospective purchaser agrees in writing to be bound by the provisions of this subsection. An Investor may also disclose such information to any affiliate of such Investor provided that the requirements of this subsection shall in turn be binding on any such affiliate, or, to a partner, shareholder or subsidiary of such Investor if such partner, shareholder or subsidiary agrees in writing to be bound by the provisions of this subsection.

      7.3.  Insurance.  Each of the Company and each Consolidated Entity will
            ---------
maintain a commercially reasonable amount of insurance with respect to all its insurable properties against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company or any Consolidated Entity and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain malpractice, professional liability, stop-loss insurance relating to capitated contracts, and all such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company and the Consolidated Entities. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company and the Consolidated Entities may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

      7.4.  Use of Proceeds.  The Company will use the proceeds of the sale of
            ---------------
the Shares in the Initial Closing in order to finance the Initial Acquisition and, if consummated, the Flagship Transaction on the terms and conditions previously disclosed to the Investors and approved by the Board of Directors and, if applicable, the Investors pursuant to Section 8 hereof, and for information systems and working capital. In addition, the Company will use the proceeds of the sale of the Shares in connection with acquisitions of, and affiliations with, physician practice groups, the material terms of which shall be subject to the approval of the

Investors, and working capital. Pending such uses, the Company shall invest any such proceeds in short- term, investment grade securities.

      7.5.  Payment of Taxes; Corporate Existence.  Regulatory Compliance.  Each
            -------------------------------------------------------------
of the Company and each Consolidated Entity (unless the Company has no ownership or management responsibility for or liability in respect of Taxes for such Consolidated Entity) will:

            (a) pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Consolidated Entity
     -----------------
     shall be required to pay any Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any Consolidated Entity, as the case may be, shall have set aside on its books reserves (classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto; and provided further, that neither the Company nor any Consolidated Entity shall have any obligation to make any payments under this paragraph (a) with respect to property subject to leases pursuant to the terms of which the lessees thereof have undertaken to make such payments;

            (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided, however, that nothing in this paragraph (b) shall (i) prevent the abandonment or termination of the Company's or any Consolidated Entity's authorization to do business in any foreign state or jurisdiction if, in the opinion of its Board of Directors, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the holders of the Shares or (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith;

            (c) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition in all material respects, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

            (d) comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of the business conducted by the Company and the Consolidated Entities.

      7.6.  Dealings with Affiliates and Others.  Neither the Company nor any
            -----------------------------------
Consolidated Entity shall enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officers or directors of the Company or any Consolidated Entity, nor shall it enter into any transaction, on terms less favorable to the Company or any Consolidated Entity than the Company or any Consolidated Entity would be able to obtain in a transaction with a person or entity unaffiliated with the Company or any Consolidated Entity, with a holder of at least one percent (1%) or more of the capital stock of the Company or any Consolidated Entity, or any member of their respective families or any Affiliate thereof.

      7.7.  Change in Nature of Business.  Neither the Company nor any
            ----------------------------
Consolidated Entity shall make any material change in the nature of its business as carried on at the date hereof or as contemplated in the Confidential Private Placement Memorandum of the Company dated July 29, 1996 unless approved by the Investors.

      7.8.  Payment of Expenses.  The Company shall pay at each Closing, the
            -------------------
costs incurred to such Closing Date by the Investors and Bain Capital, Inc. in connection with the transactions contemplated hereby and such Closing which shall be an adjustment to purchase price, including without limitation, the fees and expenses of Ropes & Gray, counsel to the Investors and Price Waterhouse LLP, accountants to the Investors.

      7.9.  Cooperation and Access.  The Company shall, and shall cause each
            ----------------------
Consolidated Entity to (a) use its reasonable best efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory authorities or any other third party required to consummate the transactions contemplated hereby including, without limitation, the expiration or earlier termination of all applicable waiting periods under the HSR Act, and (b) provide such other information and communications to such governmental or regulatory authorities or other third parties as such governmental or regulatory authorities or other third parties may reasonably request in connection therewith. The Company and the Investors shall cooperate with each other to satisfy the conditions to each of the Closings contained in this Agreement and neither of them shall take, nor will the Company permit any Consolidated Entity to take any action (other than an action required by any law) that could reasonably be expected to result in the nonfulfillment of any such condition. The Company shall, and shall cause each Consolidated Entity to, provide the Investors and their respective officers, employees, counsel, accountants, financial advisors, consultants, environmental engineers and other representatives (together, "Representatives")
                                                              ---------------
with full access, upon 24 hours' prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and each Consolidated Entity and to its assets and properties and its books and records, including without limitation any documents or properties related to any potential acquisition or affiliation by the Company or any Consolidated Entity with any physician practice group. No investigation by the Investors or their Representatives shall limit or otherwise affect the Company's representations and warranties hereunder.

      7.10.  Allocation of Purchase Price.  The Company and the Investors agree
             ----------------------------
that for Tax and financial reporting and all other purposes the purchase price paid by the Investors shall be allocated among the Shares and Warrants purchased in the various Closings in proportion to their relative fair market values at the time of each Closing to the extent consistent with applicable law, as determined in good faith by the Investors.

      7.11.  Conduct of Business.  Prior to the Initial Closing, except as
             -------------------
otherwise contemplated by this Agreement, the Company shall cause each Consolidated Entity to carry on its business in the usual and ordinary course. Without limiting the foregoing, except as otherwise contemplated by this Agreement, the Company shall not and shall cause or not permit any Consolidated Entity, other than in the ordinary course of business, to incur any capital expenditures, issue stock, declare dividends, adopt benefit plans, change accounting methods, sell or purchase material assets or incur liabilities or do any other thing that could have the effect of rendering the representations and warranties contained herein to become untrue or incomplete in any respect.

      7.12.  Reservation of Shares.  The Company shall at all times reserve and
             ---------------------
make available (a) sufficient Reserved Shares for issuance upon exercise of the Warrants; and (b) sufficient Conversion Shares for issuance upon conversion of the Shares or the Reserved Shares.

      7.13.  Compliance Program.  The Company will implement procedures designed
             ------------------
to detect and deter violations of applicable health care and other laws, including without limitation establishment of a Compliance Committee of the board of directors comprised solely of physician and management representatives including Arnold Zeigler and engagement of qualified professional advisers to review operations and acquisitions.

      7.14.  Future Financings.
             -----------------

             7.14.1.  Exclusivity. Other than with respect to shares of Class A
                      -----------
      Common Stock issued in connection with the Initial Acquisition, as permitted by this Section 7.14.2 and other than the up to $1 million of Mandatory Convertible Notes issued by the Company dated July/August, 1996 the issuance to the Threshold Fund as contemplated by Section 1.3 and the issuance up to an aggregate of 200,000 shares of Class A Common Stock to physicians from the Springfield Practice Group, physicians from the physician practice groups in the Flagship Transaction and certain of the Company's existing shareholders, which subject to approval by the Board of Directors as provided in the Restated Certificate of Incorporation, is hereby approved, until the earlier of December 31, 1999 and the consummation of the Third Closing, the Company hereby agrees that it will not, and it will cause the Consolidated Entities and each of their respective affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into discussions, agreements or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Investors and their designees) concerning any debt or equity investment other than the investments contemplated hereby (subject to the terms and conditions hereof) by the Investors.

             7.14.2.  Participation Rights. In the event that either of the
                      --------------------
      Second Closing or the Third Closing shall not occur because of the failure of any condition to such closing of the Investors to be satisfied or waived, then the Company agrees that neither the Company nor any Consolidated Entity shall issue or sell any of their respective equity and debt securities (including but not limited to capital stock or securities convertible into, exchangeable for, or options, warrants, or other rights to purchase such capital stock and indebtedness for money borrowed, promissory notes, demand notes, bonds, debentures, letters of credit, or similar instruments and guarantees of the foregoing obligations) (collectively, the

"Future Securities") to any person without first providing each Investor the
------------------
right to subscribe for such Future Securities at a price and on such other terms (including the method of purchase; provided, however, that each Investor shall
                                   --------  -------
have the option of purchasing Future Securities with cash, regardless of the method of purchase offered to such Person) which are no less favorable as shall be offered to such third party and which shall have been specified by the Company in a writing delivered to each Investor (the "Proposal"). The Proposal
                                                      --------
by its terms shall remain open and irrevocable for a period of 20 days from the date it is delivered by the Company to each Investor (the "Future Securities
                                                           -----------------
Exercise Period").  The Proposal shall also certify that the Company intends in
---------------
good faith to make an offering of its securities at the price and on the terms set forth in such certification.

     7.14.3.  Notice.  Notice of an Investor's intention to accept, in whole or
              ------
in part, the Proposal made pursuant to Section 7.14.2 shall be made in writing signed by the Investor and delivered to the Company prior to the end of the Future Shares Exercise Period, setting forth that portion of the Future Shares, which the Investor elects to purchase (the "Notice of Purchase").
                                            ------------------

     7.14.4.  Sale to Third Parties.  In the event that the Investors elect not
              ---------------------
to purchase all (or any part) of the Future Securities, the Company shall have 120 days from the expiration of the Future Securities Exercise Period to offer and sell all or any part of such Future Securities not purchased by the Investors (the "Refused Future Securities") to any other Person(s), but only
                -------------------------
upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no more favorable to such other Person(s) or less favorable to the Company than those set forth in the Proposal; provided
                                                                    --------
that such Sale be to the same Person(s) or their affiliates identified in the Proposal, if so identified pursuant to Section 7.14.2. In the event that the Company so sells the Refused Future Securities to such other Person(s), the sale to each Investor of the Future Securities in respect of which a Notice of Purchase was delivered to the Company by such Investor shall occur upon the closing of the sale to such other Person(s) of Refused Future Securities (which closing shall include full payment to the Company). If there are no Refused Future Securities, the sale to such Investor of such Future Securities shall occur within 20 days of the expiration of the Future Securities Exercise Period. If such offering or sale of Refused Future Securities shall be terminated, the Company shall promptly give such Investor written notice of such termination and such Investor may, but shall not be required to, purchase such Future Securities, in which case such purchase shall occur within 30 days of the date of such termination. In any event, the sale to such Investor of such Future Securities shall be on the terms specified in the Proposal. Any Refused Future Securities not purchased by such other Person(s) within such 120-day period shall remain subject to this Section 7.

     7.14.5.  Exceptions.  Notwithstanding anything to the contrary stated
              ----------
above, the provisions of, and the rights of the Investors under, this Section
7.14 shall not apply to

          (i) Future Securities issued in connection with stock splits or other stock dividends, issued on a pro rata basis to the holders of all shares of Common Stock outstanding and securities issuable for Underlying Shares, in accordance with the number of shares of Common Stock and held by such holder or issuable upon conversion or otherwise, as applicable, (ii) any sale of Future Securities pursuant to a Public Offering, (iii) any sale or grant of Future Securities by the Company to its employees, consultants, advisory committee members or directors (or employees of any Consolidated Entity eligible to participate in such plan), pursuant to a bona fide employee stock purchase, option or similar benefit plan or other arrangement approved by the Company's Board of Directors, (iv) Future Securities issued upon exchange or exercise of warrants outstanding as of the date of this Agreement including the Warrants, (v) Future Securities issued in connection with an acquisition of assets or other business combination permitted under the terms of the Purchase Agreement, and (vi) Future Securities issued to lender which is a bank under the Bank Holding Company Act which has an interest rate payable in cash at such lender's rate charged generally for corporate loans and which does not have any equity securities or securities convertible or exchangeable or exercisable for equity securities of the Company or any Consolidated Entity issued in connection therewith or any commitments to issue the foregoing.

          7.15.  Services Agreement. Promptly after Initial Closing A, the
                 ------------------
     Company and MCP shall have entered into a Services Agreement in form reasonably satisfactory to the Investors.

          7.16. Payment of Employee Notes. Each of Jerilyn Asher and Jay N.
                -------------------------
     Greenberg shall pay in full their respective outstanding notes payable to the Company within thirty days after the Initial Closing A.

          7.17.  Period.  The foregoing provisions of this Section 7 (other than
                 ------
     Sections 7.1, 7.10, 7.12 and 7.16) shall terminate on a Qualified Public Offering.

     8.   Negative Covenants.
          ------------------

          So long as the Investors hold in the aggregate at least the lesser of
     (x) 30% of the shares of Class B Common Stock issued and outstanding and
     (y)(1) 1,200,000, in the event the number of shares of Class B Common Stock issued and outstanding equals or exceeds 4,000,000 and is less than 8,000,000, (2)1,600,000, in the event the number of shares of Class B Common Stock issued and equals or exceeds 8,000,000 and is less than 12,000,000 and (3) 2,000,000 in the event the number of shares of Class B Common Stock issued and outstanding equals or exceeds 12,000,000, collectively, neither the Company nor any Consolidated Entity will, at any time, without the prior written consent of the Investors, take any Restricted Action. The obligations under this Section 8 shall terminate on a Qualified Public Offering.

     9.   Definitions.
          -----------

          9.1.  Certain Defined Terms.  As used in this Agreement, the following
                ---------------------
     terms have the following definitions:

          9.1.1.   "Affiliate" shall mean, with respect to any Person, any other
                    ---------
     Person directly or indirectly controlling, controlled by or under common control with such Person, including effective control by virtue of a contractual relationship such as a management agreement or stockholder transfer or designation or similar agreement.

          9.1.2.   "Affiliated Fund" shall mean any limited partnership or other
                    ---------------
     Person formed for the purpose of investing in other companies or businesses and for which (a) Bain Capital Investors V, Inc., a Delaware corporation, or any of its Affiliates, acts as a general partner or otherwise has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests or (b) Bain Capital, Inc. or Bain Capital Partners V, L.P. or any of their respective Affiliates provides management services.

           9.1.3.  "Applicable Percentage." As of a Test Period, the lesser of
                    ---------------------
     (i) the percentage (not to exceed 100%) expressed by (x) the difference between Net Sales and Minimum Net Sales Target divided by (y) the difference between the Maximum Net Sales Target and the Minimum Net Sales Target; or (ii) the percentage (not to exceed 100%) expressed by (x) the difference of EBITDA and the Minimum EBITDA Target divided by (y) the
                                                        ----------
     difference between Maximum EBITDA Target and Minimum EBITDA Target.

           9.1.4.  "EBIT" shall mean consolidated Net Income (i) before (a)
                    ----
     interest expense, whether cash or noncash of the Company and the Consolidated Entities determined on a consolidated basis and, (b) provisions for taxes based upon income and (ii) determined without giving effect to extraordinary gains or losses, nonrecurring or unusual gains or gains or losses from sales of assets other than from inventory sold in the ordinary course of business, and without giving effect to any increases in Net Income which may arise from changes in the accounting policies or methodologies used to establish the allowances for doubtful accounts and contractual adjustments for MCP, each Springfield Physician Group or any other Consolidated Entity from those in effect at the time of the most recent audited financial statements for the year ended immediately preceding the year in which such entity becomes acquired by or affiliated with the Company.

           9.1.5.  "EBITDA" shall mean, for any period, EBIT, adjusted by adding
                    ------
     thereto the amount of all depreciation expense and amortization expense that were deducted in determining EBIT for such period and the amount of all management fees and expenses paid to Bain Capital, Inc. and fees of Robertson Stephens & Co. in connection with the issuance and sale of Class B Common Stock that were deducted in determining Net Income for such period and all as determined in accordance with GAAP.

           9.1.6.  "Employee Benefit Plan" shall mean any (a) nonqualified
                    ---------------------
     deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement, (c) qualified defined benefit retirement plan or arrangement or (d) "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) or material fringe benefit plan or program.

     9.1.7.  "GAAP" shall mean the generally accepted accounting principles as
              ----
in effect in the United States of America as of the Closing Date.

     9.1.8.  "Knowledge" shall mean with respect to any Person if (a) such
              ---------
Person is actually aware of such fact or other matter; or (b) a reasonable Person would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation. The Company will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a senior member of management of the Company (or in any similar capacity) has Knowledge of such fact or other matter.

     9.1.9.   "Indebtedness" shall mean all (i) indebtedness for borrowed money,
               ------------
(ii) obligations evidenced by notes, bonds, debentures or similar instruments,
(iii) for the deferred purchase price of assets or services (other than trade payables and accruals therefor incurred in the ordinary course of business),
(iv) capitalized lease obligations, (v) letters of credit, and (vi) in the nature of guarantees of the obligations described in (i) through (v) above.

     9.1.10.  "Interest Expense" shall mean, for any period, total interest
               ----------------
expense of the Company and the Consolidated Entities determined on a consolidated basis with respect to all Indebtedness of the Company and the Consolidated Entities. including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing but excluding amortization of original issue discount, deferred financing costs, any interest expense on deferred compensation arrangements and other non-cash interest expense, as determined in accordance with GAAP.

     9.1.11.  "Maximum EBITDA Target".  For each Test Period, the amount set
               ---------------------
forth opposite such date:

Testing Period Ending                                                  Target
---------------------                                                  ------
September 30, 1996                                                   $       N/A
December 31, 1996                                                      3,557,000
March 31, 1997                                                         4,384,000
June 30, 1997                                                          4,696,000
September 30, 1997                                                     6,453,000
December 31, 1997                                                      8,003,000
March 31, 1998                                                         9,864,000
June 30, 1998                                                         10,562,000
September 30, 1998                                                    11,315,000
December 31, 1998                                                     11,720,000
March 31, 1999                                                        11,990,000
June 30, 1999                                                         12,266,000
September 30, 1999                                                    12,548,000
December 31, 1999                                                     12,836,000

     9.1.12.  "Maximum Net Sales Target." For each Test Period, the amount set
               -------------------------
forth opposite such date:


Testing Period Ending                                              Target
---------------------                                              ------
September 30, 1996                                                 $         N/A
December 31, 1996                                                     40,827,000
March 31, 1997                                                        42,662,000
June 30, 1997                                                         61,544,000
September 30, 1997                                                    79,738,000
December 31, 1997                                                     91,861,000
March 31, 1998                                                        95,990,000
June 30, 1998                                                        100,458,000
September 30, 1998                                                   103,383,000
December 31, 1998                                                    105,784,000
March 31, 1999                                                       108,217,000
June 30, 1999                                                        110,706,000
September 30, 1999                                                   113,252,000
December 31, 1999                                                    115,857,000

      9.1.13. "Minimum EBITDA Target." For each Test Period, the amount set
               ----------------------
forth opposite such date:


Testing Period Ending                                              Target
---------------------                                              ------
September 30, 1996                                                           N/A
December 31, 1996                                                     $1,050,000
March 31, 1997                                                         1,974,000
June 30, 1997                                                          2,868,000
September 30, 1997                                                     3,585,000
December 31, 1997                                                      4,446,000
March 31, 1998                                                         5,480,000
June 30, 1998                                                          5,868,000
September 30, 1998                                                     6,286,000
December 31, 1998                                                      6,511,000
March 31, 1999                                                         6,661,000
June 30, 1999                                                          6,814,000
September 30, 1999                                                     6,971,000
December 31, 1999                                                      7,131,000

     9.1.14.  "Minimum Net Sales Target". For each Test Period, the amount set
               ------------------------
forth opposite such date:


Testing Period Ending                                              Target
---------------------                                              ------
September 30, 1996                                                           N/A
December 31, 1996                                                    $18,257,000
March 31, 1997                                                        27,353,000


June 30, 1997                                                         35,439,000
September 30, 1997                                                    44,299,000
December 31, 1997                                                     51,034,000
March 31, 1998                                                        53,328,000
June 30, 1998                                                         55,810,000
September 30, 1998                                                    57,435,000
December 31, 1998                                                     58,769,000
March 31, 1999                                                        60,120,000
June 30, 1999                                                         61,504,000
September 30, 1999                                                    62,918,000
December 31, 1999                                                     64,365,000


     9.1.15.  "Net Income" shall mean the consolidated net income (or loss)
               ----------
after provision for taxes of the Company and the Consolidated Entities on a consolidated basis.

     9.1.16.  "Net Sales" shall mean consolidated revenues of the Company and
               ---------
the Consolidated Entities after the provision for doubtful accounts, contractual adjustments, returns and any other setoffs or counterclaims, as determined in accordance with GAAP, excluding any increases in Net Sales which may arise from changes in the accounting policies or methodologies used to establish the allowances for doubtful accounts and contractual adjustments for patient accounts receivable of MCP, each Springfield Physician Group, or any other Consolidated Entity from those in effect at the time of the most recent audited financial statements for the year ended immediately preceding the year in which such entity becomes acquired by or affiliated with the Company.

     9.1.17.  "Permitted Liens" shall mean such of the following as to which no
               ---------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies to the extent required to be paid and for which adequate reserves are reflected on the Financials; (b) liens imposed by law, such as materialmen's mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue and (ii) either individuals or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     9.1.18.  "Person" shall mean any individual, partnership, corporation,
               ------
association, trust, joint venture, unincorporated organization or other entity.

     9.1.19.  "Qualified Public Offering" shall mean the closing of an offering
               -------------------------
of the Company's Common Stock registered under the Securities Act with (a) the net proceeds of the sale of such Common Stock by the Company and any stockholder of the Company to equal or exceed $50,000,000; provided that the net proceeds thereof to the Investors shall equal or exceed the greater of (x) fifty percent of the total purchase price paid by the Investors in any Closing hereunder and (y) $10,000,000, and (b) subject to a firm commitment underwriting conducted by a nationally recognized underwriter acceptable to the Investors.

          9.1.20. "Restricted Action" shall mean any of the following:
                   -----------------

          (a) A merger, consolidation amalgamation, liquidation, winding up, or dissolution of the Company or any Consolidated Entity thereof with any Person other than a merger or consolidation of a Subsidiary with the Company or any other Subsidiary of the Company provided that, in the case of any such merger or consolidation, the person formed by such merger or consolidation shalt be a wholly-owned Subsidiary of the Company.

          (b) A sale, lease, transfer or other disposition of or grant or any option or other right to purchase, lease or otherwise acquire all or a material part of the assets of the Company, the Subsidiaries or any Affiliates (other than pursuant to an agreement in effect on the Closing
     Date); or

          (c) Any agreement, contract, commitment or understanding with any Person for the acquisition or affiliation entered into by the Company, or any of its Consolidated Entities of any business or assets including, without limitation any management agreement, and the terms of any securities or other consideration to be issued in connection therein or acquired any business or assets other than acquisitions not in excess of $1,000,000 in any 12 month period.

          (d) Any dividends, distributions, repurchase, redemption, retirement, defeasance or similar transaction for capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit the Company, its Subsidiaries or any Consolidated Entity to do any of the foregoing.

          (e) Any material change in the nature of its business of this Company and its Consolidated Entities, taken as a whole, as carried on at the date hereof and reasonable extensions thereof.

          (f) Any amendment or restatement of organizational documents (including the Certificate of Incorporation) or Bylaws of the Company or any Consolidated Entity.

          (g) Retain or dismiss the services of the Chief Operating Officer or the Chief Financial Officer of the Company; or grant any increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice and as required by law; effect any change in retirement benefits to any class of employees or officers other than in connection with affiliations with physician practice groups approved by the Class B Directors, except as may be required by law, or enter into any benefit plans or similar agreements or arrangements;

         (h) Adopt or approve an annual operating budget for the Company and the Consolidated Entities, including the budget for capital expenditures;

         (i) Any transaction between the Company and its Consolidated Entities between an officer, director, or holder of more than 5 % of the outstanding capital stock of the Corporation which is not in all material respects upon terms consistent with an arms-length transaction between unaffiliated parties.

         (j) The commencement, management, defense, prosecution or settlement of any material action, suit, investigation or proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the Company, the Subsidiaries and any Affiliate thereof other than any such action, suit or proceeding initiated and instituted by the holders of Class B Common Stock against the Company.

         9.1.21.   "Subsidiary" shall mean any corporation with respect to which
                    ----------
     a specified Person (or a Subsidiary thereof) owns a majority of the capital stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         9.1.22.   "Taxes" shall mean all federal, state, county, local, foreign
                    -----
     and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.
         9.1.23.   "Tax Return" shall mean all returns, amended returns,
                    ----------
     declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

         9.1.24.   "Test Period" shall mean for any determination, the fiscal
                    -----------
     quarter then last ended and taken as one accounting period.

     9.2.  Certain Matters of Construction.  In addition to the definition
           -------------------------------
referred to as set forth in Section 9.1:

         (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

          (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

          (c) The masculine, feminine and neuter genders shall each include the other.

     9.3.  Cross Reference Table.  The following terms defined elsewhere in
        ---------------------
this Agreement in the Sections set forth below shall have the respective meanings therein defined:


Term                                             Definition
----                                             ----------
"Agreement"                              Preamble
"CERCLA"                                 Section 2.21
"Class B Common Stock"                   Section 1.1
"Class B-1 Common Stock"                 Section 1.1
"Class B-2 Common Stock"                 Section 1.1
"Closings"                               Section 1.3
"Code"                                   Section 2.22(c)
"Common Stock"                           Section 2.3(a)
"Company"                                Preamble
"Company Financials"                     Section 2.5.1
"Consolidated Entity"                    Section 2.5.3
"Contracts"                              Section 2.10
"Convertible Subordinated Note"          Section 4.18
"Conversion Shares"                      Section 2.3(a)
"Designation Agreement"                  Section 2.3(b)
"ERISA"                                  Section 2.22(b)
"ERISA Affiliate"                        Section 2.22(c)
"Financials"                             Section 2.5.1
"Future Securities"                      Section 7.14.2
Future Securities Exercise Period"       Section 7.14.2
"HSR Act"                                Section 6.4
"Initial Acquisition"                    Section 2.25
"Initial Acquisition Documents"          Section 2.25
"Initial Acquisition Financials"         Section 2.5.1
"Initial Closing A"                      Section 1.3(a)
"Initial Closing B"                      Section 1.3
"Installments"                           Section 1.3
"Investor"                               Preamble
"Investors"                              Preamble
"Key Employees"                          Section 4.15
"Management Agreement"                   Section 2.3(b)
"MCP"                                    Section 2.1
"MCP Agreements"                         Section 2.3(b)
"MCP Financials"                         Section 2.5.1
"Notice of Purchase"                     Section 7.14.3
"1995 Company Financials"                Section 2.5.1



"1995 Initial Acquisition Financials"    Section 2.5.1
"1996 Company Financials"                Section 2.5.1
"1996 Financials"                        Section 2.5.1
"1996 Initial Acquisition Financials"    Section 2.5.1
"Option Closing"                         Section 1.3
"Outstanding Reimbursement Amount"       Section 7.13
"Permits"                                Section 2.26(a)
"Pro Forma Financials"                   Section 2.5.2
"Proposal"                               Section 7.14.2
"RCRA"                                   Section 2.21
"Refused Future Securities"              Section 7.14.4
"Related Party"                          Section 2.23
"Representatives"                        Section 7.9
"Reserved Shares"                        Section 1.3(d)
"Restated Certificate"                   Section 1.1
"Second Closing"                         Section 1.3(b)
"Securities"                             Section 3.1(b)
"Securities Act"                         Section 2.3(a)
"Shares"                                 Section 1.2
"Sole Stockholder"                       Section 2.3(b)
"Springfield Physician Groups"           Section 2.5.1
"Stockholders Agreement"                 Section 2.2
"Third Closing"                          Section 1.3(c)
"Transaction Agreements"                 Section 2.2
"Warrants"                               Section 1.3(d)


10.  Miscellaneous.
     --------------

      10.1.  Survival of Covenants: Assignabilitv of Rights.  All covenants,
             ----------------------------------------------
agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith shall be deemed material and to have been relied upon by such Investor, and shall survive the delivery of the Shares and the Warrants, and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Shares and the Warrants, whether so expressed or not.

      10.2.  Incorporation by Reference.  All exhibits and schedules appended to
             --------------------------
this Agreement are herein incorporated by reference and made a part hereof.

      10.3.  Parties in Interest.  All covenants, agreements, representations,
             -------------------
warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      10.4.  Amendments and Waivers.  Except as set forth in this Agreement,
             ----------------------
changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or representatives to act on behalf of the holders of all of the Shares may be designated, upon the written consent of the Company and a majority of the voting power of the Shares.

      10.5.  Governing Law.  This Agreement shall be deemed a contract made
             -------------
under the laws of The Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

      10.6.  Effect of Investigations.  No investigation by the parties hereto
             ------------------------
made heretofore or hereafter, whether pursuant to this Agreement or otherwise, shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

      10.7.  Notices.  All notices, requests, consents and demands shall be in
             -------
writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

             Physicians Quality Care, Inc.
             950 Winter Street
             Suite 2410
             Waltham, Massachusetts 02154
             Attn:  Jerilyn Asher

     with a copy to:

             Jeffrey N. Carp, Esq.
             Hale and Dorr LLP
             60 State Street
             Boston, Massachusetts 02109

     or to each Investor at its address set out on Exhibit A hereto with a copy to:

             Lauren I. Norton, Esq.
             Ropes & Gray
             One International Place
             Boston, Massachusetts 02110

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

      10.8.  Effect of Headings.  The section and paragraph headings herein are
             ------------------
for convenience only and shall not affect the construction hereof.

      10.9.  Entire Agreement.  This Agreement and the Exhibits and Schedules
             ----------------
hereto together with the Stockholders Agreement and the Transaction Agreements constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. This Agreement, the Stockholders Agreement and such Transactions Agreements supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

      10.10. Severability.  The invalidity or unenforceability of any provision
             ------------
hereof shall in no way affect the validity or enforceability of any other provision.

      10.11. Counterparts.  This Agreement may be executed in counterparts, all
             ------------
of which together shall constitute one and the same instrument.


          [The rest of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

                                       PHYSICIANS QUALITY CARE, INC.


                                       By:  /s/ Jerilyn P. Asher
                                            --------------------
                                       Title:

                                       BAIN CAPITAL FUND V, L.P.

                                       By Bain Capital Partners V, L.P., a
                                        Delaware limited partnership, its
                                        general partner

                                       By Bain Capital Investors V, Inc.,
                                        its general partner

                                       By:  /s/ Stephen Pagliuca
                                            --------------------
                                       Title:  Managing Director


                                       BAIN CAPITAL FUND V-B, L.P.

                                       By Bain Capital Partners V, L.P., a
                                        Delaware limited partnership, its
                                        general partner

                                       By Bain Capital Investors V, Inc.,
                                        its general partner

                                       By:  /s/ Stephen Pagliuca
                                            --------------------
                                       Title:  Managing Director


                                       BCIP ASSOCIATES

                                       By:  /s/ Stephen Pagliuca
                                            --------------------
                                       Title:  A general partner


                                       BCIP TRUST ASSOCIATES, L.P.

                                       By:  /s/ Stephen Pagliuca
                                            --------------------
                                       Title:  A general partner

                                                                                                            EXHIBIT A
                                                                                                            ---------



                            Initial A                              Second                               Third
                     Class   Closing                Initial A      Closing   Second        Second      Closing
                       of     Number   Initial A     Closing       Number    Closing       Closing      Number
    Investor         Stock  of Shares  Warrants      Payment      of Shares  Warrants      Payment     of Shares
    --------         -----  ---------  ---------     --------     ---------  --------      -------     ---------
Bain Capital           B-2    604,017    871,294  $1,510,042.14    929,257    998,951  $ 2,323,141.75    929,257
  Fund V, L.P.

Bain Capital           B-1  1,587,863  2,290,493  $3,969,657.86  2,442,866  2,626,081  $ 6,107,165.94  2,442,866
  Fund V-B

BCIP Associates        B-2    265,772    383,376  $  664,430.00    408,880    439,546  $ 1,022,200.00    408,880

BCIP Trust             B-2    142,348    205,337  $  355,870.00    218,997    235,422  $   547,492.31    218,997
  Associates

Total                       2,600,000  3,750,500  $6,500,000.00  4,000,000  4,300,000  $10,000,000.00  4,000,000



                                                   Option
                        Third                      Closing    Option       Option
                       Closing    Third Closing   Number of   Closing      Closing       Total       Total
    Investor           Warrants      Payment       Shares    Warrants      Payment       Shares     Warrants
    --------           --------   -------------   ---------  --------      -------       ------     --------
Bain Capital             680,681  $ 2,323,141.75    325,420    469,158  $  813,099.61   2,787,770   3,020,084
  Fund V, L.P.

Bain Capital          1,789,400   $ 6,107,165.94    855,003  1,233,342  $2,137,508.08   7,328,599   7,939,316
  Fund V-B

BCIP Associates          299,505  $ 1,022,220.00    143,108    206,433  $  357,770.00   1,226,640   1,328,860

BCIP Trust               160,415  $   547,492.31     76,649    110,566  $  191,622.31     656,991     711,740
  Associates

Total                  2,930,000  $10,000,000.00  1,400,000  2,019,500  $3,500,000.00  12,000,000  13,000,000

